Exhibit 5.1

April 27, 2026

Envirotech Vehicles, Inc.

7510 Ardmore Street

Houston, TX 77054

Ladies and Gentlemen:

We have acted as counsel to Envirotech Vehicles, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) and the related prospectus (the “Prospectus”) to be filed by the Company on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, to register the resale, from time to time, by YA II PN, LTD., a Cayman Islands exempt limited company (the “Selling Securityholder”), of up to an aggregate of 11,291,778 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), consisting of (i) 10,000,000 shares of Common Stock that will be issued and sold by the Company to the Selling Securityholder as Advance Shares (as defined in the SEPA) (such shares of Common Stock, collectively, the “SEPA Shares” and each a “SEPA Share”) in accordance with the terms of, and the transactions contemplated by, that certain Standby Equity Purchase Agreement, dated September 23, 2024, made by and between the Selling Securityholder and the Company, as amended and restated by that certain Amended and Restated Standby Equity Purchase Agreement, dated as of October 31, 2024, made by and between the Selling Securityholder and the Company, and as amended and supplemented by that certain Supplemental Agreement, dated as of February 24, 2025, entered into by and between the Selling Securityholder and the Company (the “SEPA”) and (ii) up to 1,291,778 shares of Common Stock issuable upon the exercise of the warrants issued to the Selling Securityholder pursuant to the Securities Purchase Agreement, dated March 6, 2026 (the “SPA” and together with the SEPA, the “Purchase Agreements”), between the Company and the Selling Securityholder and evidenced by a warrant instrument in the form of the Warrant to Purchase Common Shares executed by the Company on March 6, 2026 (the “Warrant Instrument,” such warrants, collectively, the “Warrants” and such shares of Common Stock, as adjusted as provided in the Warrant Instrument, collectively, the “Warrant Shares” and each, a “Warrant Share”). This opinion letter is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Envirotech Vehicles, Inc.

April 27, 2026

For purposes of rendering our opinion set forth below, we have reviewed: (i) the Registration Statement; (ii) the Prospectus; (iii) the Purchase Agreements; (iv) the Warrant Instrument; (v) the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on June 9, 2017, as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on June 8, 2018, as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on May 26, 2021, as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on March 9, 2022 (which was nullified by the State of Delaware Certificate of Correction as filed with the Secretary of State on June 21, 2022), as amended by the Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on June 24, 2022, and as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on August 6, 2025; (vi) the Amended and Restated Bylaws of the Company; (vii) the Action by Unanimous Written Consent of the Board of Directors of the Company (the “Board”) effective as of September 21, 2024; (viii) the Action by Unanimous Written Consent of the Board effective as of October 31, 2024; (ix) the Action by Unanimous Consent of the Board effective as of February 20, 2025; (x) the Unanimous Consent of the Board effective as of March 6, 2026; and (xi) a fact certificate executed by an officer of the Company and dated as of the date hereof.

For purposes of rendering our opinion set forth below, we have not reviewed any document other than the documents listed in (i) through (xi) above (the “Reviewed Documents”) and assume there exists no provision in any document relating to the matters covered by our opinion set forth below that we have not reviewed that is inconsistent with the Reviewed Documents or our opinion set forth below. We have conducted no independent factual investigation of our own but rather have relied on the Reviewed Documents, the statements and information set forth therein and the additional matters recited or assumed in this opinion letter, all of which we assume to be true, complete and accurate in all respects.

For purposes of this opinion letter, we have made assumptions that are customary in opinion letters of this kind, including that: (a) each of the Reviewed Documents is accurate and complete; (b) each of the Reviewed Documents that is an original is authentic; (c) each Reviewed Document that is a copy conforms to an authentic original; (d) all signatures on each of the Reviewed Documents are genuine; and (e) the Company is and shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. We have further assumed: (i) the legal capacity of all natural persons; (ii) that each party to the Reviewed Documents (A) is duly formed or incorporated, as applicable, organized, validity existing, and in good standing under the laws of its formation or incorporation, as applicable, (B) has the legal capacity, power, and authority to execute, deliver, and perform such party’s obligations under the Reviewed Documents to which it is a party, and (C) has taken all action necessary to duly authorize the execution and delivery of, and the performance of such party’s obligations under, the Reviewed Documents to which it is a party, and (D) has duly executed and delivered such Reviewed Documents; and (iii) each of the Reviewed Documents constitutes the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms. We have not verified any of the foregoing assumptions.

Envirotech Vehicles, Inc.

April 27, 2026

In rendering our opinion set forth below, we also have assumed that: (i) the Company will have sufficient authorized, unissued, and unreserved shares of Common Stock at the time of the issuance of each SEPA Share and each Warrant Share (each, a “Share”); (ii) in accordance with Section 158 of the General Corporation Law of the State of Delaware (the “DGCL”), either (A) upon the issuance of each Share, such Share will be evidenced by a certificate in such form as may be prescribed by law and the Board that has been duly executed and delivered, or (B) prior to the issuance of each Share, the Board will have adopted a resolution (that has not been rescinded or revoked) providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the DGCL, and, within a reasonable time after the issuance or transfer of such uncertificated Share, the registered owner of such Share will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; (iii) the issuance of each Share will be duly recorded in the Company’s stock ledger upon its issuance; (iv) none of the Selling Securityholder or any of its “affiliates” and “associates” (in each case, within the meaning of Section 203(c) of the DGCL) is not, and has not been during the past three years, an “interested stockholder” (within the meaning of Section 203(c) of the DGCL) of the Company; and (v) the Company will receive the consideration for each (A) SEPA Share as set forth in the SEPA, which such consideration shall be at least equal to the par value of a share of Common Stock (unless such SEPA Share is held in treasury, in which case, the consideration shall be the amount set forth in the SEPA) and (B) Warrant Share as set forth in the Warrant Instrument, which such consideration shall be at least equal to the par value of a share of Common Stock (unless such Warrant Share is held in treasury, in which case, the consideration shall be the amount set forth in the Warrant Instrument). We have not verified any of the foregoing assumptions.

Our opinion set forth below is limited to the DGCL and reported judicial decisions interpreting the DGCL. We express no opinion as to the laws, rules, or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Based upon and subject to the foregoing, it is our opinion that (i) the issuance of the SEPA Shares pursuant to and in accordance with the SEPA has been duly authorized and, when issued and delivered in accordance with the SEPA, the SEPA Shares will be validly issued, fully paid, and non-assessable and (ii) the issuance of the Warrant Shares upon the exercise of the Warrants in accordance with the Warrant Instrument has been duly authorized and, when issued and delivered in accordance with the Warrant Instrument, the Warrant Shares will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly, /s/ K&L Gates LLP K&L Gates LLP